UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2007

DATA DOMAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33517	94-3412175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Central Expressway

Santa Clara, CA 95050

(Address of principal executive offices, including zip code)

(408) 980-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material and Definitive Agreement.

On August 27, 2007, Data Domain, Inc. entered into a First Amendment To Lease (the “Amendment”, and as amended, the “Lease”) with Sobrato Interests (“Landlord”) for office space at 2421 Mission College Boulevard, Santa Clara, California (the “Premises”). The original Lease dated as of July 10, 2007 between the Landlord and Data Domain was previously filed as an exhibit to Data Domain’s Form 8-K filed on July 13, 2007. Data Domain intends to use the Premises as its new corporate headquarters. The lease term commences November 1, 2007. The Amendment extends the term of the Lease by thirty-six months to October 31, 2017, and amends the base monthly rent schedule, as set forth in the Amendment. The approximate aggregate rent due over the term of the Lease is $22,975,067.

The above summary is not intended to be complete and is qualified in its entirety by reference to the complete text of the First Amendment To Lease attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment To Lease dated as of August 27, 2007 between Sobrato Interests and Data Domain, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA DOMAIN, INC.

Date: August 29, 2007	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment To Lease dated as of August 27, 2007 between Sobrato Interests and Data Domain, Inc.